UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 19, 2004

VIRBAC CORPORATION

(formerly Agri-Nutrition Group Limited)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-24312	43-1648680

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

3200 Meacham Boulevard, Fort Worth, Texas		76137

(Address of Principal Executive Offices)		(Zip Code)

(817) 831-5030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5: OTHER EVENTS.

     On February 13, 2004, Virbac Corporation was contacted by the United States Securities and Exchange Commission and advised that the SEC had issued a formal order of investigation captioned “In the Matter of Virbac Corporation.” On February 19, 2004, Virbac issued a press release disclosing the initiation of the SEC investigation and other information related thereto. A copy of Virbac’s February 19, 2004 press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into Item 5 hereof.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

99.1 Virbac Corporation Press Release, dated February 19, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRBAC CORPORATION
By:	/s/ David G. Eller
David G. Eller
Chief Executive Officer

Dated: February 19, 2004